UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 25, 2008

Nash-Finch Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-785	41-0431960
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7600 France Avenue South, Edina, Minnesota		55435
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-832-0534

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 25, 2008, Nash Finch Company (the "Company") issued a press release, a copy of which is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein, announcing that hedge fund Rumson Capital, LLC filed a Notice of Appeal from the Order of the Hennepin County District Court that held that: the Company properly adjusted the conversion rate on its Senior Subordinated Convertible Notes due 2035 after the Company increased the amount of dividends it paid to its shareholders; and directed the Trustee to execute a Supplemental Indenture that clarified the provision of the Indenture allowing for a conversion rate adjustment. Rumson Capital is also appealing the trial court’s earlier issuance of a Temporary Restraining Order. Nash Finch believes the appeal has no merit and intends to oppose it.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed as a part of this Current Report on Form 8-K:

Exhibit No. 99.1 Press release issued by the registrant, dated July 25, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nash-Finch Company

July 30, 2008	By:	/s/ Kathleen M. Mahoney

Name: Kathleen M. Mahoney
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by registrant, date July 25, 2008